SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1807 Capital Avenue, Suite 101 - I Cheyenne, Wyoming	82001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(307) 637-3900

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective March 31, 2008, Joseph F. Langston, Jr. resigned as a director of Platina Energy Group, Inc. (the “Company”).  Mr. Langston reported that he had no disagreements with the Company.

    Also effective March 31, 2008, James E. Jack, who is 66 years of age, was appointed as a director of the Company to fill the vacancy created by the resignation of
Mr. Langston. From December 2006 until the end of March 2008, Mr. Jack served as the Managing Director of the Baron Group, USA, LLC, an international investment banking firm based in Hong Kong that provides strategic consulting and banking services to large and mid-cap companies, primarily in Asia and North America.  In June
2006, Mr. Jack formed J. E. Jack & Partners, LLC, a financial advisory and consulting firm with respect to which Mr. Jack continues to serve as a principal.  From the autumn
of 2003 to June 2006, he was a principal in PentaCap LLC, another financial advisory and consulting firm.   From May 2001 to the summer of 2003, Mr. Jack served as
Chief Financial Officer and Executive Vice President of Medallion Financial Corp., a publicly traded company.  Mr. Jack received a B.B.A. in accounting from the
University of Notre Dame, an M.B.A from the Edwin L. Cox School of Business, Southern Methodist University, and an honorary Doctor of Laws from St. Mary’s
College, Notre Dame, Indiana.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  April 4, 2008                                                                           /s/ Blair Merriam
Blair Merriam, Chief Executive Officer